As filed with the Securities and Exchange Commission on January 2, 1997
                                                  Registration No. 33-_____
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

                 Iowa                                  42-0958655
      -----------------------------        --------------------------------
     (State or other jurisdiction of       (IRS Employer Identification No.)
      incorporation or organization)

       701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211
       -------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Jamie H. Shaffer
        701 Fifth Avenue, Des Moines, IA 50391-2000, (515) 280-4211
    --------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               Calculation of Registration Fee
================================================================================
Title of        Amount            Proposed         Proposed         Amount of
securities      to be             maximum          maximum          registration
to be           registered        offering         aggregate        fee
registered                        price            offering price
                                  per unit(1)
================================================================================
Common
stock, no       500,000           $31.03125        $15,515,625      $4,701.70
par value       shares
================================================================================
(1) Pursuant to Rule 457(c), the price is computed on the basis of the average of the high and low prices of Common Stock reported on The Nasdaq Stock Market as of December 26, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                  Page 1 of 17 pages. Exhibit index on page 15.
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                                       2

Prospectus

                               ALLIED GROUP, INC.
                           AGENCY STOCK PURCHASE PLAN

                         500,000 SHARES OF COMMON STOCK


ALLIED Group, Inc. (the "Company") offers participation in the Agency Stock Purchase Plan (the "Plan"). The Plan provides eligible insurance agencies and insurance agents of the Company's property-casualty subsidiaries and of ALLIED Mutual Insurance Company an opportunity to acquire a proprietary interest in the Company and foster the common interests of the Company and its agencies in achieving long-term profitable growth for the Company.

Shares of common stock, no par value, of the Company (the "Common Stock") for the Plan will be made available on the terms described herein and will be authorized and unissued shares. The purchase price for a share of Common Stock purchased from the Company under the Plan will be equal to ninety percent (90%) of the average of the high and low reported prices of the shares as reported on the Nasdaq National Market tier of The Nasdaq Stock Market on the date of purchase.

There will be no brokerage commissions or service charges upon the purchase of Common Stock under the Plan. The Company will bear all administrative costs of the Plan. Harris Trust and Savings Bank has been designated by the Company as its agent to administer the Plan for participants.

                  Retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1997

                              AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and any other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

The Company has filed a Registration Statement on Form S-3 with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or copies thereof obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

        1. The Company's Annual report on Form 10-K for the year ended December 31, 1995;

        2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996; and

        3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated February 18, 1986, under
           Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Such oral or written requests may be made to: George T. Oleson, Corporate Counsel and Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515)280-4211.

                                   THE COMPANY

The Company is a regional insurance holding company headquartered in Des Moines, Iowa. The Company is primarily engaged through its subsidiaries in the business of property-casualty insurance and excess and surplus lines insurance.

The Company's three property-casualty subsidiaries, AMCO Insurance Company, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company, write personal lines of insurance (primarily automobile and homeowners) and commercial lines of insurance for small businesses. The property-casualty subsidiaries participate in a reinsurance pooling agreement with ALLIED Mutual Insurance Company, an affiliated property-casualty insurance company, such agreement generally providing that each company's property-casualty insurance business is combined and then prorated among the participants according to predetermined percentages. The Company's property-casualty subsidiaries market their products through three distribution systems: independent agencies, direct marketing, and high-volume agencies which contract to sell personal lines exclusively through the Company's insurance subsidiaries. The Company's property-casualty subsidiaries operate exclusively in the United States;
primarily in the central and western states through approximately 2,250 independent agencies. Western Heritage Insurance Company is an excess & surplus lines insurance subsidiary, which primarily underwrites specialty commercial casualty lines.

The Company is an Iowa corporation with its executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000. The Company's telephone number is
(515)280-4211.

                           AGENCY STOCK PURCHASE PLAN

The  following  is a  complete  statement  of the  Agency  Stock  Purchase  Plan
("Plan").

Purpose
-------
The Plan is established by ALLIED Group, Inc. ("Company") for the benefit of the insurance agencies and the agents of the Company's property-casualty subsidiaries and of the Company's affiliated shareholder, ALLIED Mutual Insurance Company ("Mutual"). The Company's property-casualty subsidiaries and Mutual shall be referred to in the Plan as "ALLIED". This Plan provides an opportunity for ALLIED's agencies and agents to acquire a long-term interest in the Company through the purchase of Common Stock at a discount from fair market value. In offering this Plan, the Company seeks to foster the common interests of the Company and ALLIED's agencies and agents in achieving long-term profitable growth for the Company. Accordingly, the Company has created this Plan for the purpose of facilitating the purchase and long-term holding of shares of Common Stock. It is expected that a participant that purchases shares of stock hereunder will hold such shares on a long-term basis. The Plan is not intended to benefit a participant who immediately resells the shares acquired hereunder, and such conduct may cause a participant to become ineligible.

Advantages to Participants
--------------------------
The Plan provides participants with a convenient and inexpensive method for purchasing shares of Common Stock. Participants in the Plan may purchase Common Stock at a ten percent (10%) discount from current market value. There will be no brokerage commission or service charges upon the purchase of Common Stock under the Plan. The Company will bear all costs of administration of the Plan. Full investment of funds is possible under the Plan because account balances will be maintained to four decimal places and dividends will be paid on the fractional shares. Shares purchased for the participant will be held in safekeeping by the administrator until the participant requests a certificate.

Administration
--------------
Harris Trust and Savings Bank ("Harris") administers the Plan as Agent for participants, purchases and holds shares of Common Stock acquired under the Plan, maintains records, sends statements of account to participants, and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by Harris as custodian for participants and registered in the name of Harris or its nominee. Harris also serves as the Company's transfer agent, the registrar for the Common Stock, and the agent for the Company's Dividend Reinvestment and Stock Purchase Plan. Harris's address and phone number is:

               Harris Trust and Savings Bank
               P.O. Box A3309
               Chicago, Illinois 60690
               (312)461-2731

Eligibility
-----------
An "Eligible Agency" under the Plan shall mean any insurance agency which is under contract with at least one of the ALLIED companies. All Eligible Agencies and their insurance agents authorized to write insurance with ALLIED are eligible to become participants in the Plan by completing and submitting an Enrollment Form to the Company.
The following persons are not eligible to participate under the Plan:

    (1) employees (and their spouses)of the Company, its subsidiaries, Mutual, or affiliates;
    (2) directors (and their spouses) of the Company, its subsidiaries, Mutual, or affiliates;
    (3) an agency which has been given a notice of cancellation of its agency agreement with ALLIED (becomes ineligible as of the date on the notice of cancellation);
    (4) an insurance agent whose Eligible Agency becomes ineligible under the Plan;
    (5) an insurance agent who has been given a notice of cancellation of its appointment with all of the ALLIED companies;
    (6) a person (or a member of their immediate family) who is or becomes subject to Section 16 of the Securities Exchange Act of 1934 in connection with the Company; or
    (7) a person (or a member of their immediate family) who is or becomes a five percent (5%) owner of the Company as defined under the Securities Exchange Act of 1934.

An insurance agent authorized to write insurance with ALLIED may participate in the Plan by enrolling on the Eligible Agency's Enrollment Form despite whether the Eligible Agency participates in the Plan. An insurance agent authorized to write insurance with ALLIED who represents more than one Eligible Agency will only be eligible to participate in the Plan through one of those Eligible Agencies. Eligible Agencies having multiple agency codes with ALLIED will only be eligible to participate in the Plan as one Eligible Agency, unless the Eligible Agency has multiple taxpayer identification numbers. Each participant under the Plan will be identified through their taxpayer identification number or social security number.

Continued eligibility will be subject to the Company's periodic review. Immediate resale of stock acquired under this Plan by a participant shall be a factor in the Company's determination of continued eligibility for the Plan since it indicates that a participant is not interested in sharing in the long-term profitable growth of the Company. The Company's determination of eligibility for participation in the Plan will be final, conclusive, and binding.

Enrollment Procedures
---------------------
After being furnished with a copy of this Prospectus, an eligible applicant may enroll in the Plan by completing and signing an Enrollment Form. Only one Enrollment Form per Eligible Agency shall be submitted to the Company. All participants within the Eligible Agency shall be listed by name on the Eligible Agency Enrollment Form, along with the participant's address and taxpayer identification number (or social security number), signature of the participant, and the amount the participant wishes to contribute under the Plan. In addition, the Company must receive an executed Form W-9 the first time a participant enrolls in the Plan.

The Enrollment Form should be received by the Company before the end of the Enrollment Period. "Enrollment Period" shall mean:

        (1) March 15th through March 31st of each year and
        (2) September 15th through September 30th of each year.

Enrollment Forms should be sent to:

               ALLIED Group, Inc.
               Agency Stock Purchase Plan
               701 5th Avenue
               Des Moines, IA  50391-2000
               Attn:  Stockholder Services

Method of Payment and Amount of Contribution
--------------------------------------------
Any eligible participant may purchase stock under the Plan by making a lump sum contribution to the Company in an amount not less than $250. Each participant listed on the Enrollment Form must submit their check with the Enrollment Form. If a participant does not submit their check with the Enrollment Form, the participant's enrollment for that period is automatically withdrawn.

During each Enrollment Period, the participants from an Eligible Agency (including the Eligible Agency) may collectively contribute an aggregate maximum of $11,250 toward the purchase of stock. If the Eligible Agency is an AIDCO agency (under contract with ALLIED to sell ALLIED's personal lines exclusively), the participants from the AIDCO agency (including the AIDCO agency) may collectively contribute an aggregate maximum of $22,500 toward the purchase of stock; provided, however, in the event there is just one (1) participant listed on the Enrollment Form, the maximum amount shall be $11,250. An Eligible Agency which becomes an AIDCO agency after the Enrollment Period will not be eligible for the higher maximum amount until the next Enrollment Period. An AIDCO agency which is cancelled by ALLIED as an AIDCO agency during an Enrollment Period but remains an Eligible Agency shall continue under the Plan, and the lower maximum amount shall apply for the Enrollment Period.

No interest will be paid on amounts held by the Company pending the purchase of Common Stock. If the lump sum contribution(s) submitted with the Enrollment Form exceed the maximum amount, the Eligible Agency's contribution shall be automatically reduced, and the Company shall return the excess funds to the Eligible Agency within a reasonable time without interest. However, if the Eligible Agency is not a participant listed on the Enrollment Form or if further reduction of funds is necessary to meet the maximum amount, the Company shall make a pro-rata reduction to each insurance agent listed on the Enrollment Form and return the excess funds within a reasonable time without interest.

Purchase of Shares
------------------
All lump sum contributions made within an Enrollment Period shall be used to automatically purchase Common Stock on the Purchase Date immediately following the Enrollment Period. "Purchase Date" shall mean April 15th and October 15th of each year or the next business day thereafter.

The Common Stock will be purchased by Harris directly from the Company. The purchase price shall be an amount equal to ninety percent (90%) of the Fair Market Value of the shares of Common Stock on the day the Plan purchases the stock. "Fair Market Value" of a share of Common Stock shall be the average of the highest and lowest price of the traded shares as reported by The Nasdaq Stock Market on the Purchase Date. The number of shares of Common Stock to be purchased pursuant to a participant's election shall be determined by dividing the participant's total payments by ninety percent (90%) of the Fair Market Value of a share of Common Stock on the Purchase Date. The number may include both whole and fractional shares.

Reports to Participants
-----------------------
A participant will receive a quarterly statement showing the amount invested, the purchase price, the number of shares purchased or withdrawn, the shares held by Harris for the participant, and other information for each transaction during the year. Each participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Current duplicate statements will be available from Harris. A fee may be charged by Harris for duplicate statements relating to previous years, if available.

Each participant will receive the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to shareholders, a notice of the annual meeting and accompanying proxy statement. All notices, statements, and reports from Harris to a participant will be addressed to the participant at the latest address of record with Harris. Therefore, participants should promptly notify Harris of any change of address.

Shareholder Rights
------------------
Other than by will or by the laws of descent and distribution, a participant may not assign, transfer, or pledge their rights to purchase Common Stock under this Plan. A participant under the Plan shall have no rights as a stockholder with respect to any shares until the Purchase Date. On the Purchase Date, the participant shall be the beneficial owner and have the right to vote and receive dividends on such shares and to enroll them in the Company's Dividend Reinvestment and Stock Purchase Plan ("DRP"). A participant must designate the DRP election on the Enrollment Form in order to reinvest the dividends.

In the event of a stock split or reverse split, recapitalization, combination or exchange of shares, stock dividend, reorganization, merger, consolidation, combination, or exchange of shares, or other capital change affecting the common stock of the Company, the shares held by Harris for a participant's Plan account would be entitled to the same rights as other Common Stock holders.

A participant may obtain copies of the Company's annual reports, quarterly reports, description of common stock, and other such documents that the Company is required to file with the Securities and Exchange Commission. These documents are incorporated by reference into the prospectus document. Copies can be obtained without charge, and written or oral requests should be made to the ALLIED Group, Inc., Attn: Stockholder Services, 701 5th Ave., Des Moines, IA 50391-2000 (515) 280-4211.

Certificates for Shares
-----------------------
Accounts in the Plan will be maintained in the name of the participant listed on the Enrollment Form, whether it be the Eligible Agency or an insurance agent. Accordingly, certificates when issued for full shares will be registered in the name of the participant.

A participant may not obtain stock certificates for shares of Common Stock purchased pursuant to the Plan until a period of one (1) year has lapsed since the Purchase Date of the shares of Common Stock. To obtain certificates, a form will need to be completed and returned to the Company. Upon processing the form, certificates will be issued for whole shares of Common Stock only, and any fractional shares will remain in the participant's Plan account and be added to other fractional shares in such participant's account. For issuance of stock certificates upon withdrawal from the Plan, see "Withdrawal from the Plan".

Notwithstanding the foregoing, in the event a participant makes a written request to the Company that a certificate be issued for shares that were purchased less than a year ago and the participant provides the Company with a reason for such request, the Company may, in its sole discretion, issue such shares in certificate form, but the participant shall be ineligible to participate in the Plan for a year from the date of the request for such stock certificates.

Withdrawal from the Plan
------------------------
A participant may withdraw from the Plan at any time by giving written notice to the Company. At the time of withdrawal, any amount of cash credited to the participant's Plan account (less any amounts which have been used to purchase shares) will be refunded in cash without interest. If a participant withdraws, such participant may not enroll for participation until after one year has expired.

An Eligible Agency which terminates as an ALLIED agency shall be deemed to have withdrawn on the date of agency termination. An Eligible Agency that has been given a notice of cancellation of its ALLIED agency agreement shall be deemed to have automatically withdrawn from the Plan as of the date of the notice of cancellation. All insurance agents with such Eligible Agency shall also be deemed to have withdrawn from the Plan as of the earlier of the date of agency termination or the date of the notice of cancellation. Notice of cancellation of the appointment of an ALLIED insurance agent shall be deemed an automatic withdrawal of such insurance agent as a participant as of the date of the notice of cancellation.

If a participant has withdrawn from the Plan and requests a stock certificate, the participant will receive a stock certificate representing all of the whole shares in the participant's account that were purchased more than a year ago. Once a year has lapsed since the Purchase Date of the remaining shares, a stock certificate will be automatically issued for the remaining shares. Upon the issuance of a stock certificate which represents all of the whole shares in the participant's account, any fractional shares will automatically be converted to cash.

Notwithstanding the foregoing, in the event a participant makes a written request to the Company that a certificate be issued for shares that were purchased less than a year ago and the participant provides the Company with a reason for such request, the Company may, in its sole discretion, issue such shares in certificate form, but the participant shall be ineligible to participate in the Plan for a year from the date of the request for such stock certificates.

Certain Federal Tax Consequences of Participation in the Plan
-------------------------------------------------------------
The following is a summary of certain federal income tax consequences of participating in the Plan. The tax consequences to a particular participant may vary on account of individual circumstances. A participant should consult with the participant's tax advisor for advice applicable to the participant's particular situation.

The 10% difference between the Fair Market Value of the shares of Common Stock and the amount that is paid by the participant to purchase the shares of Common Stock is realized as taxable income at the time the purchase of Common Stock is made under the Plan. A participant will receive a Form 1099 for 10% of the Fair Market Value of the shares purchased. The Company is entitled to a deduction at the same time in a corresponding amount.

A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account. Gain or loss will be recognized by the participant when the participant sells such whole shares and will be recognized by a participant when a fractional share credited to the participant's account is sold pursuant to the terms of the Plan.

Source of Shares
----------------
Subject to adjustment as provided for herein, the total number of shares available under the Plan shall be five hundred thousand (500,000). These shares shall be authorized but unissued shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number and class of shares which may be delivered under the Plan and in the number and class of shares subject to outstanding elections made under the Plan, as may be determined to be appropriate and equitable (pro-rata) by the Board of Directors of the Company, in its sole discretion, to prevent dilution or enlargement of rights.

Other Information
-----------------
        Change or Termination of the Plan
        ---------------------------------
The Board of Directors of the Company may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

The Board of Directors of the Company shall have full power except as limited by law, the Articles of Incorporation, or Bylaws of the Company and subject to the provisions herein, to construe and interpret the Plan and to establish, amend, or waive rules and regulations for the Plan's administration. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Eligible Agencies, participants, and their estates and beneficiaries.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        Governing Law
        -------------
The Plan shall be construed, administered, and governed in all respects under the laws of the State of Iowa.


                                 USE OF PROCEEDS

The Company is unable to predict the number of shares of Common Stock that will ultimately be sold under the Plan, the prices at which such shares will be sold, or the number of such shares that will be sold by the Company from the Company's authorized but unissued shares of Common Stock. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. The proceeds of such sales will be added to the general funds of the Company and will be used for working capital, capital expenditures, and other general corporate purposes.

                          DESCRIPTION OF CAPITAL STOCK


The Company is authorized to issue 7,500,000 shares of preferred stock, without par value, and 40,000,000 shares of Common Stock, without par value. As of December 30, 1996, the Company had issued and outstanding 1,827,222 shares of 6-3/4% Series Preferred Stock and 20,355,266 shares of Common Stock, held of record by approximately 1,000 shareholders.

The holder of the outstanding 6-3/4% Series Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of the Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of 6-3/4% Series Preferred Stock is entitled to 2.25 votes for every one share, subject to anti-dilution adjustments, so long as it is held by ALLIED Mutual or an affiliate or successor of ALLIED Mutual. The 6-3/4% Series Preferred Stock has a cumulative annual dividend of $1.92375 per share which is paid on a quarterly basis, and it ranks senior to the Common Stock as to the payment of dividends. In the event of a liquidation of the Company, the holders of the 6-3/4% Series Preferred Stock are entitled to receive $28.50 per share plus accrued dividends prior to any distribution to the holders of Common Stock. The 6-3/4% Series Preferred Stock is redeemable at any time after five years from the date of any assignment or transfer to any person who is not an affiliate or successor of ALLIED Mutual. Upon any assignment or transfer of the 6-3/4% Series Preferred Stock to any person who is not an affiliate or successor of ALLIED Mutual, it ceases to have voting rights. The 6-3/4% Series Preferred Stock has no preemptive rights and is not registered or traded.

Holders of Common Stock are entitled to one vote per share, voting together with the outstanding 6-3/4% Series Preferred Stock as one class on all matters to be voted on by shareholders including the election of directors. The approval of an amendment to the Company's Articles of Incorporation which would change the powers, preferences, or special rights of the 6-3/4% Series Preferred Stock would require the affirmative vote of a majority of all classes voting as one class and the affirmative vote of a majority of the class adversely affected, voting separately. Voting is noncumulative. Consequently, the holders of in excess of 50% of the combined voting power of the Common Stock and the outstanding preferred stock will be able to elect all the Company's directors. Holders of Common Stock are entitled to share ratably on a share-for-share basis with respect to dividends when, as and if declared by the Board out of funds legally available therefor, subject to the prior payment of all dividends accrued on the 6-3/4% Series Preferred Stock. The holders of Common Stock are entitled upon liquidation of the Company to share ratably on a share-for-share basis in the net assets available for distribution, subject to the prior rights of any 6-3/4% Series Preferred Stock then outstanding. All outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby will upon issuance and payment therefor be, fully paid and nonassessable. Shares of Common Stock are not redeemable and have no preemptive or similar rights to subscribe for additional shares.


                                  LEGAL MATTERS

Certain legal matters in connection with the sale have been passed upon by Davis, Brown, Koehn, Shors & Roberts, P.C., 2500 Financial Center, Des Moines, Iowa 50309. Members of the firm of Davis, Brown, Koehn, Shors & Roberts, P.C. own an aggregate of 16,350 shares of Common Stock.


                                     EXPERTS

The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, the adjudicating court determines that indemnification is proper under the circumstances.

Article X of Company's Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article 8 of the Company's Bylaws extends the same indemnity to its officers. Article X of the Articles also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitation and conditions as set forth in the policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

==================================================

No  person  has  been   authorized   to  give  any
information  or to  make  any  representation  not
contained  in this  Prospectus  and,  if  given or
made, such information or representation  must not
be relied  upon as having been  authorized  by the
Registrant  or any  Underwriter.  This  Prospectus
does  not   constitute  an  offer  to  sell  or  a
solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                  TABLE OF CONTENTS


                                              Page
Available Information.............................
Incorporation of Certain
   Information by Reference.......................
The Company.......................................
Agency Stock Purchase Plan
      Purpose.....................................
      Advantages to Participants..................
      Administration..............................
      Eligibility.................................
      Enrollment Procedures.......................
      Method of Payment and Amount
         of Contribution..........................
      Purchase of Shares..........................
      Reports to Participants.....................
      Shareholder Rights..........................
      Certificates for Shares.....................
      Withdrawal from the Plan....................
      Certain Federal Tax Consequences of
         Participation in the Plan................
      Source of Shares............................
      Other Information
         Change or Termination of the Plan........
         Governing Law............................
Use of Proceeds...................................
Description of Capital Stock
Legal Matters.....................................
Experts  .........................................
Indemnification for Securities
   Act Liabilities................................


==================================================

                                       =========================================



                                                  ALLIED Group, Inc.








                                                        Agency
                                                  Stock Purchase Plan








                                                       Common Stock



                                                           ALLIED
                                                            GROUP




                                                         ----------

                                                         PROSPECTUS

                                                         ----------







                                                        -------, 1997




                                       =========================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred by the Company in connection with the offering described in this registration statement.

    Cost of printing                             $1,000.00
    Legal fees, Blue Sky  fees, and expenses      5,000.00
    Accounting                                    1,000.00
                                                 ---------
    Total                                        $7,000.00

Item 15.  Indemnification of Directors and Officers.

The information contained in the Prospectus under the caption "Indemnification for Securities Act Liabilities" is incorporated by reference herein.

Item 16.  Exhibits.


     5. Opinion of Davis, Brown, Koehn, Shors & Roberts, P.C., regarding legality of 500,000 shares of stock.*

    23. a. Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants*

        b. Consent of Davis, Brown, Koehn, Shors & Roberts, P.C.
           (included in Exhibit 5)

    24. Power of Attorney (included herewith on Signature Page)

* Filed herewith.


Item 17.  Undertakings.

     1. The undersigned registrant hereby undertakes:

        a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, on December 31, 1996.

                               ALLIED Group, Inc.

                               By:/s/ Jamie H. Shaffer
                                  ------------------------------------------
                                      Jamie H. Shaffer, President (Financial)
                                                        and Treasurer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, attorney-in fact to sign and to file any such amendment and post-effective amendment to this Registration Statement.

       Signature                     Title                          Date
       ---------                     -----                          ----

 /s/ Douglas L. Andersen      President (Property-             December 31, 1996
 -----------------------       Casualty) (Principal
 Douglas L. Andersen           Executive Officer)

 /s/ Jamie H. Shaffer         President (Financial)            December 31, 1996
 -----------------------       and Treasurer
 Jamie H. Shaffer              (Principal Executive
                               Officer and Principal
                               Accounting Officer)

 /s/ John E. Evans            Chairman and Director            December 31, 1996
 -----------------------
 John E. Evans

 /s/ James W. Callison        Director                         December 31, 1996
 -----------------------
 James W. Callison

 /s/ Harold S. Carpenter      Director                         December 31, 1996
 -----------------------
 Harold S. Carpenter

 /s/ Charles I. Colby         Director                         December 31, 1996
 -----------------------
 Charles I. Colby

 /s/ Harold S. Evans          Director                         December 31, 1996
 -----------------------
 Harold S. Evans

 /s/Richard O. Jacobson       Director                         December 31, 1996
 -----------------------
 Richard O. Jacobson

 /s/John P. Taylor            Director                         December 31, 1996
 -----------------------
 John P. Taylor

 /s/William E. Timmons        Director                         December 31, 1996
 -----------------------
 William E. Timmons

 /s/Donald S. Willis          Director                         December 31, 1996
 -----------------------
 Donald S. Willis

                                 EXHIBIT INDEX



                                                            Consecutive
          Exhibit                                           Page Number
          -------                                           -----------

 5.       Opinion of Davis, Brown, Koehn, Shors             16
          & Roberts, P.C.

23.  (a)  Consent of KPMG Peat Marwick LLP,                 17
          Independent Certified Public
          Accountants.

     (b)  Consent of Davis, Brown,
          Koehn, Shors & Roberts,
          P.C. (included in Exhibit 5)

24.  Power of Attorney (included herewith on
     Signature Page)